UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2011
Citizens Republic Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Michigan
(State or Other Jurisdiction of Incorporation)

001-33063	38-2378932

(Commission File Number)	(IRS Employer Identification No.)

328 South Saginaw Street, Flint, Michigan	48502

(Address of Principal Executive Offices)	(Zip Code)
(810) 766-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 29, 2011, Madeleine L. Champion was elected to the Citizens Republic Bancorp, Inc. Board of Directors pursuant to the terms of Citizens’ Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) issued to the United States Department of Treasury (“Treasury”) in December 2008 in connection with Citizens’ participation in Treasury’s Capital Purchase Program. In accordance with the terms of Citizens’ written supervisory agreement with the Federal Reserve Bank of Chicago (“FRBC”) and the Michigan Office of Financial and Insurance Regulation, the FRBC has also approved the election of Ms. Champion. Under the terms of the Series A Preferred Stock, Treasury has the right to appoint up to two directors to Citizens’ Board of Directors at any time that dividends payable on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods. William Fenimore was elected by Treasury on September 16, 2011 pursuant to this provision. The terms of the Series A Preferred Stock provide that Treasury will retain the right to elect such directors until all accrued and unpaid dividends have been paid.
     Ms. Champion, 66, is an international management and trade consultant for financial and non-financial institutions. She has more than twenty-five years of senior management experience in the banking industry and had served as President of the Bankers’ Association for Finance and Trade. Ms. Champion was Managing Director/Senior Vice President of International Banking for JPMorgan Chase Bank, NA from 2004 through 2008 and Managing Director of Emerging Markets/International Financial Institutions for Banc One Capital Markets, Inc. from 2001 to 2004. She has also served as Senior Vice President, International Financial Institutions, for Bank One, NA from 1998 to 2001 and as Senior Vice President and head of Global Marketing and Financial Institutions for Bank One from 1997 to 1998. Ms. Champion has also held senior management positions for international banking operations for CoreStates Bank and Fidelity Bank, from 1982 through 1997. Ms. Champion is also a director of Fresh Del Monte Produce Inc., where she has served as an independent director since 2009.
     Ms. Champion will be compensated under Citizens’ standard compensation arrangement for outside directors as described in Citizens’ most recent proxy statement. The Board has not yet made a determination as to any committee appointments for Ms. Champion, although it intends to appoint her to the board of its Citizens Bank subsidiary. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which Citizens was or is to be a participant and in which she has or had a direct or indirect material interest.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITIZENS REPUBLIC BANCORP, INC.
By:	/s/ Thomas W. Gallagher
Thomas W. Gallagher
Its: General Counsel and Secretary

Date: October 5, 2011